Exhibit 99.1

CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350,

     In connection with the Quarterly Report on Form 10-Q of Eclipsys Corporation (the “Company”) for the period ended September 30, 2002 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), the undersigned, Paul L. Ruflin, Chief Executive Officer of the Company, and Robert J. Colletti, Chief Financial Officer of the Company, each hereby certifies, pursuant to 18 U.S.C. Section 1350, that:

     (1)  The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

     (2)  The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated: November 14, 2002	/s/ Paul L. Ruflin Paul L. Ruflin Chief Executive Officer

Dated: November 14, 2002	/s/ Robert J. Colletti Robert J. Colletti Chief Financial Officer

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